Exhibit 3.2

BYLAWS

OF

ADVANTAGE INSURANCE INC.

ARTICLE I

STOCKHOLDERS

Section 1.1      Annual Meeting. There shall be an annual meeting of stockholders of ADVANTAGE INSURANCE INC. (hereinafter, the “Corporation”) for the election of directors, the consideration of reports to be laid before such meeting, and the transaction of such other business as may properly be brought before such meeting. Such annual meeting shall be held at the principal office of the Corporation, or at such other place either within or without the Commonwealth of Puerto Rico as may be designated by the Board of Directors or by the President.

Section 1.2.      Special Meetings. Special meetings of the stockholders of the corporation may be called for any purpose or purposes by the President, the Board of Directors, the stockholders, or by a committee of the Board of Directors that has been duly designated by the Board and whose powers and authority, as expressly provided in a resolution of the Board of Directors, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

Section 1.3.      Telephonic Meetings or Electronic Communications Permitted. At the discretion of the Board of Directors, meetings may be held through a telephone conference or other electronic communications means through which all persons participating in the meeting can communicate with each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 1.4.      Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given stating the place, if any, date, hour of the meeting, the electronic means, if any, through which a stockholder may participate in a meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

Section 1.5.      Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, or through the same electronic means, and notice need not be given of any such adjourned meeting if the time, place, and electronic means thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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Section 1.6.      Quorum. Except as otherwise provided by law, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.5 of these By-Laws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes.

Section 1.7.      Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of the meeting shall announce at the meeting of stockholders the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote.

Section 1.8.      Voting; Proxies. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation. Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the Certificate of Incorporation or these By-Laws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock outstanding and entitled to vote thereon.

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Section 1.9.      Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date (1) shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty and not less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.10.      List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, (1) through a reasonably accessible electronic medium, or (2) during regular business hours, in the principal place of business of the corporation.

If the meeting of stockholders is held in a specific place, the list shall be available for inspection at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held by an electronic medium only, the list shall be available for the inspection by any stockholder through a reasonable electronic medium during the meeting. The instructions to access the list shall be provided to the stockholders with the notice of the meeting. Upon the willful neglect or refusal of the directors to produce such list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 1.11.      Action By Consent of Stockholders. Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the corporation by delivery to its registered office in the Commonwealth of Puerto Rico, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of minutes of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

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Section 1.12.      Conduct of Meetings. The Board of Directors of the corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1.      Number; Qualifications. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

Section 2.2.      Election; Resignation; Removal; Vacancies. The Board of Directors shall initially consist of the persons named as directors by the incorporator, and each director so elected shall hold office until the first annual meeting of stockholders or until his successor is elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his successor is elected and qualified. Any director may resign at any time upon written notice to the corporation. Any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.

Section 2.3.      Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the Commonwealth of Puerto Rico and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

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Section 2.4.      Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the Commonwealth of Puerto Rico whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.

Section 2.5.      Telephonic Meetings or Electronic Communications Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in any meeting through a telephone conference or other electronic communications means through which all persons participating in the meeting can communicate with each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 2.6.      Quorum; Vote Required for Action. At all meetings of the Board of Directors, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which these By-Laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, the directors present by a majority vote may adjourn the meeting until a quorum shall attend. At any further meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.7.      Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8.      Informal Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

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ARTICLE III

COMMITTEES

Section 3.1. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 3.2.      Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these By-Laws.

ARTICLE IV

OFFICERS

Section 4.1.      Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.2.      Powers and Duties of Executive Officers. The officers of the corporation shall have, in the management of the corporation, the powers and duties prescribed in these By-Laws and such other powers and duties as may be prescribed by resolution of the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

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Section 4.3.      Chairman of the Board. The Chairman of the Board, if any, or in his absence the Vice Chairman of the Board if any, shall preside over all Board meetings. If no Chairman of the Board or Vice Chairman of the Board is present, the President shall exercise this power.

Section 4.4.      President. The President shall have, subject to the control of the Board of Directors, general charge and supervision of the business of the Corporation; he may sign and execute in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except as otherwise provided by the Certificate of Incorporation, these By-Laws, or by resolution of the Board of Directors; and shall perform such other duties, as from time to time may be assigned to him by the Board of Directors.

Section 4.5.      Vice-President. The Vice-President, at the request of the President or in his absence, or during his inability to act, shall perform the duties and exercise the functions of the President, and when so acting, shall have the powers of the President. If there is more than one Vice-President, the Board of Directors shall assign specific duties to each. If such determination is not made by the Board of Directors, the Vice-Presidents may perform any duties or exercise any functions as may be necessary. The Vice-Presidents shall have such other duties as the Board of Directors or the President shall prescribe from time to time.

Section 4.6.      Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors, in books provided for this purpose; he shall see that all notices are duly given in accordance with the provisions of the By-Laws or as required by law; he shall be custodian of the records of the corporation; he shall see that the corporate seal is affixed to all documents as may be necessary; and, shall perform all duties incident to the office of a secretary of a corporation and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

Section 4.7.      Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the corporation, and shall deposit or cause to be deposited in the name of the corporation, all money or other valuable effects in such banks, trust companies or other depositaries as shall from time to time be designated by the Board of Directors; he shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the corporation, and in general, he shall perform all the duties incident to the office of the treasurer of a corporation, and such other duties as may be assigned to him by the Board of Directors or the President.

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ARTICLE V

STOCK

Section 5.1.      Certificates. Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation certifying the number of shares owned by him in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 5.2.      Lost, Stolen or Destroyed Stock Certificate; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

MISCELLANEOUS

Section 6.1.      Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

Section 6.2.      Seal. The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 6.3.      Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

Section 6.4.      Voting Upon Shares in Other Corporations. Any shares in other corporations or associations, which may from time to time be held by the corporation, may be voted at any meeting of the shareholders thereof by the President or by proxy or proxies appointed by him. The Board of Directors, however, may by resolution appoint some other person or persons who shall be entitled to vote such shares.

Section 6.5.      Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

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Section 6.6. Amendment of By-Laws. These by-laws may be altered, repealed or replaced by the initial directors designated in the certificate of incorporation, or, if the corporation has not received any payment for its stock, by the board of directors. After the corporation has received any payment for any stock, the power to adopt, amend or repeal these by-laws corresponds to the stockholders entitled to vote.

Approved on the 14th day of July of 2015.

Secretary

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